Exhibit 10.7

March 10, 2014

Dr. Zvi Yaniv

President and Chief Operating Officer

Applied Nanotech Holdings, Inc.

3006 Longhorn Boulevard, Suite 107

Austin, Texas 78758

Dear Zvi,

As you know, the Board of Applied Nanotech Holdings, Inc. (the “Company”) has approved today the Agreement and Plan of Merger and Exchange (the “Merger Agreement”) by and among the Company, NanoMerger Sub Inc., PEN Inc., NanoHolding Inc. and Carl Zeiss, Inc.. If the transactions contemplated by that Merger Agreement become effective with the Company merging into PEN, Inc. (“PEN”), you agree that at the closing you and PEN and its subsidiaries, as applicable, will execute and deliver the following documents:

1.	Termination of Employment Agreement and Mutual Releases in the form attached to this letter as Annex A;
2.	Letter Agreement regarding continued employment attached as Annex B;
3.	Restricted Stock Agreement attached as Annex C;
4.	Piggyback Registration Rights Agreement attached as Annex D; and
5.	Form of Confidentiality Agreement executed by all employees of PEN.

In addition, on the closing date, the Company (or its successor) will enter into a Services Agreement in the form attached as Annex E with a service company that you identify.

Your stock options, along with other options of the Company, will not be affected by the Mergers. You will agree to amend your convertible note and convert it to stock of PEN on terms substantially the same as those agreed to by the other non-employee noteholders who hold similar notes.

You have indicated that you plan to continue to follow the direction of the Company’s board of directors with respect to the transactions described in the Merger Agreement and the implementation of any board approved budget and other matters. However, you are authorized and requested to work with Scott Rickert and any others associated with Nanofilm that he may identify in order to help them better understand the technology of the Company and its subsidiaries and potential applications of that technology to products that can be developed by the Company following the Mergers.

In the event that the Mergers have not become effective, and the transactions described in the Merger Agreement have not been closed on or before the first to occur of (i) the “End Date” as defined in the Merger Agreement or (ii) September 30, 2014, this letter agreement shall terminate automatically and neither party shall have any further obligations under it. Also, if the parties to the Merger Agreement terminate that agreement, this letter agreement shall terminate automatically and neither party shall have any further obligations under this letter.

Please confirm your agreement with the matters described herein by your signature below.

Sincerely,

/s/ Robert Ronstadt
Robert Ronstadt
Chairman

Agreed:

/s/ Zvi Yaniv

Zvi Yaniv

ANNEX A

TERMINATION OF EMPLOYMENT AGREEMENT

AND MUTUAL RELEASES

This Termination of Employment Agreement and Mutual Releases (this “Agreement”) is entered into by and between PEN, Inc., a Delaware corporation (the “Company”), and its subsidiaries, Applied Nanotech, Inc., E.B.T., Inc. and EZDiagnostiX, Inc. (collectively, the “Subsidiaries”), and Zvi Yaniv, a resident of Travis County, Texas (“Employee”), and the parties agree as follows:

1.	Recitals.

(a)	Employee entered into that certain Employment Agreement dated June 1, 1996 (the “Employment Agreement”) with SI Diamond Technology, Inc., a Texas corporation (“SIDT”);

(b)	SIDT changed its name to “Applied Nanotech Holdings, Inc.”;

(c)	Applied Nanotech Holdings, Inc. has been a party to a merger (“Merger”) in which the surviving company is the Company and as a result of which the Company is the owner and holder of all rights of SIDT under the Employment Agreement;

(d)	Applied Nanotech, Inc., E.B.T., Inc. and EZDiagnostiX, Inc. are wholly owned subsidiaries of the Company;

(e)	Employee has served as director, president and chief operating officer of Applied Nanotech Holdings, Inc. and as CEO of Applied Nanotech, Inc.;

(f)	Following the mergers, Employee shall continue his employment (on an “at will” basis) with the Company but is resigning in all of his capacities as executive officer and director of the Company and each of the Subsidiaries;

(g)	Employee is the holder of certain shares of stock (“Company Stock”), stock options issued by Applied Nanotech Holdings, Inc. (the “Options”), and such Company Stock and Options are now Company Stock and Options of the Company;

(h)	Prior to the closing of the Merger, Employee was the holder of certain indebtedness of Applied Nanotech, Inc. incurred in connection with loans made by Employee (the “Debt”);

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(i)	The Company has granted to Employee 6,800,000 shares of the Class A common stock of the Company (the “Restricted Stock”) subject to the terms, conditions and restrictions set forth in that certain Restricted Stock Agreement of even date with this Agreement (“Restricted Stock Agreement”);

(j)	Company and Employee desire to terminate the Employment Agreement and to release each other from all obligations and liabilities with respect to the same as more particularly set forth below;

(k)	Each of the Company and Employee acknowledges and agrees that each has given and received good, present and sufficient consideration to support each of the obligations of the Company and the Employee as set forth in this Agreement.

2.	Termination of Employment Agreement. The Company and the Employee agree that the Employment Agreement is hereby terminated and shall be of no force or effect from and after the date of this Agreement.

3.	Release by Employee. The Employee releases, acquits and discharges the Company and the Subsidiaries of and from any and all claims, demands, liabilities, suits, causes of action or obligations whether arising under common law, statute or contract (collectively, “Claims”) arising under or in connection with the Employment Agreement as well as any Claims of the Employee arising in connection with the employment relationship of Employee with, or service to, any of the Company or any of the Subsidiaries to the date of this Agreement, including, without limitation, all Claims relating to salary, bonus, benefits and severance; provided, however, that this Agreement shall not release, limit or impair any of the rights of Employee as the owner of Company Stock, the Stock Options, the Restricted Stock, any of the Debt that for any reason has not been converted into Company Stock in connection with the Merger, any obligations of the Company or any of the Subsidiaries (under its bylaws or otherwise) to indemnify, defend or hold Employee harmless from any claims that may be asserted against him with respect to his service as an officer, director and/or employee of the Company or any of the Subsidiaries through the date of this Agreement, or any rights of Employee under any policy of insurance (including, without limitation, directors and officers liability insurance).

4.	Release by Company and the Subsidiaries of the Employee. Each of the Company and the Subsidiaries releases, acquits and discharges Employee of and from any and all Claims of any kind, including, without limitation, any and all Claims arising out of or in connection with the Employment Agreement and Employee’s prior service to the Company and/or any of the Subsidiaries as a director, officer and/or employee.

5.	Resignation. Employee hereby resigns in all of his capacities as a director and executive officer of the Company and each of the Subsidiaries.

6.	General Provisions.

(a)	This Agreement constitutes the final agreement of the parties with respect to the subject matter of the same and all prior discussions and negotiations are merged in this Agreement;

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(b)	This Agreement shall be governed by Texas law and any and all disputes with respect to this Agreement shall be submitted to a court of competent jurisdiction located in Travis County, Texas.

Executed to be effective _______________, 2014.

COMPANY:

PEN, Inc., a Delaware corporation

By:_____________________________
Name: Scott E. Rickert
Title: Chief Executive Officer

SUBSIDIARIES:

Applied Nanotech, Inc., a Delaware corporation

By: ____________________________
Name: __________________________
Title: ___________________________

E.B.T., Inc., a Delaware corporation

By: ____________________________
Name: __________________________
Title: ___________________________

EZDiagnostiX, Inc., a Texas corporation

By: ____________________________
Name: __________________________
Title: ___________________________

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ANNEX C

RESTRICTED STOCK AGREEMENT

This Agreement is made and entered into as of the [Date of Merger becoming effective] __, 2014 (the “Date of Grant”) by and between PEN, Inc., a Delaware corporation (the “Company”), and Zvi Yaniv (“you”).

WHEREAS, the Company in order to induce you to continue and dedicate service to the Company and to materially contribute to the success of the Company grants you this restricted stock award (the “Award”); and

WHEREAS, you desire to accept the Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, 6,800,000 shares (the “Restricted Shares”) of Class A Common Stock of the Company (the “Company Stock”).

2. Escrow of Restricted Shares. The Restricted Shares shall be deemed issued to you on the Date of Grant but shall be subject to the restrictions and risk of forfeiture set forth in this Agreement. The Company shall cause you to be entered on the register of stockholders of the Company as the holder of the Restricted subject to the provisions of this Agreement until the Forfeiture Restrictions (defined below) on such Restricted Shares expire as contemplated in Sections 5 and 6 of this Agreement or the Restricted Shares are forfeited as described in Sections 4 and 7 of this Agreement. You shall execute one or more instructions or stock powers in blank for the Restricted Shares and deliver those to the Company. The Company shall hold the Restricted Shares and the related instructions or stock powers pursuant to the terms of this Agreement until such time as (a) the Forfeiture Restrictions on the Restricted Shares expire (in which event the Company shall promptly deliver to you stock certificates or other instruments evidencing your ownership free of restrictions as to the Restricted Shares for which the Forfeiture Restrictions have expired) or (b) the Restricted Shares are canceled and forfeited pursuant to this Agreement.

3. Ownership of Restricted Shares. From and after the Date of Grant, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject to the terms, conditions and restrictions set forth in this Agreement; except, that (i) any dividends that are declared with respect to Restricted Shares for which the Forfeiture Restrictions have not yet expired shall be subject to the same Forfeiture Restrictions applicable to the Restricted Shares for which the dividend was paid and (ii) that any such dividends shall be payable to you no later than 30 days following the expiration of the Forfeiture Restrictions applicable to such shares.

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4. Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until the Forfeiture Restrictions are removed or expire as contemplated in Sections 5 and 6 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company in accordance with Section 7 below (the “Forfeiture Restrictions”). You hereby agree that if the Restricted Shares are forfeited, as provided in Section 7, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5. Expiration of Restrictions and Risk of Forfeiture. The Forfeiture Restrictions on the Restricted Shares granted pursuant to this Agreement will expire and, subject to, and conditioned upon, the payment required under Section 10, the Restricted Shares will become transferable and nonforfeitable upon the first to occur of (i) a Change in Control of the Company (as defined in Section 26(ii)), (ii) the death of Zvi Yaniv, or (iii) Stock Price Vesting.

6. Stock Price Vesting. Stock Price Vesting will be effective upon the last to occur of:

a. The day that is 180 days from Date of Grant;

b. The average stock price of PEN shares for ten consecutive Trading Days reaching thresholds set forth below which will cause vesting of the number of shares indicated:

Threshold Price:	Number of Shares
$.10	1,000,000
$.15	1,000,000
$.20	1,000,000
$.25	1,000,000
$.30	1,000,000
$.35	1,800,000

Trading Days does not include the 60 trading days following the Date of Grant.

7. Forfeiture. Any Restricted Shares with respect to which the Forfeited Restrictions have not expired by the fifth anniversary of the date of grant will be forfeited. If you fail to make the payment required under Section 10 for any Restricted Shares (or dividends payable with respect to Restricted Shares) with respect to which the Forfeiture Restrictions would otherwise expire, those Restricted Shares (or dividends, as applicable) will be forfeited.

8. Beneficiary. You may designate a Beneficiary by notice to the Company. “Beneficiary” means one or more persons, trusts or other entities which have been designated by you, in your most recent written beneficiary designation filed with the Company, to receive the benefits specified under this Agreement upon your death. If, upon a your death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

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9. Delivery of Stock. Promptly following the expiration of the Forfeiture Restrictions on the Restricted Shares as contemplated in Section 5 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Shares as to which restrictions have expired, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be required pursuant to Section 10, subject to forfeiture for failure to pay as set forth in Section 6. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

10. Payment of Taxes. As a condition to the expiration of the Forfeiture Restrictions with respect to any of the Restricted Shares (with respect to which such Forfeiture Restrictions would otherwise expire in accordance with Section 5), you are required to pay cash to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company) for transmittal to the Internal Revenue Service or other government authority in an amount that is determined below not later than 60 days after the Company provides written notice to you or after you provide written notice to the Company that one of the conditions of Section 5 has been met. The amount due is the amount of all taxes that the Company (or its Subsidiary’s) is required by law to withhold as a result of the issuance and delivery of any Restricted Shares pursuant to Section 9 hereof. Such amount will be reasonably calculated by the Company (or its Subsidiary). The Company will afford you a reasonable opportunity to review and comment on the calculation by the Company (or its Subsidiary). For clarity, the Company (or its Subsidiary) will not withhold and transmit to the Internal Revenue Service or other government authority any amount with respect to Restricted Shares other than the amount that you pay to the Company (or its Subsidiary).

11. Compliance with Securities Law.

a. You acknowledge and agree that (i) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Company Stock on the Date of Grant, (ii) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and vesting of the Restricted Shares, and (iii) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Shares.

b. The issuance of Company Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Company Stock may then be listed. No Company Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company Stock may then be listed. In addition, Company Stock will not be issued hereunder unless (i) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the shares issued or (ii) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Company Stock available for issuance.

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12. Subdivision or Consolidation; Recapitalization; Reorganization.

a. The existence of this Agreement and the Award shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Company Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Company pursuant to this Section 12 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

b. The Award and the number of Restricted Shares subject to the Award shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Company Stock payable in Company Stock, or otherwise) the number of Restricted Shares of Company Stock then outstanding into a greater number of shares of Company Stock, then the number of Restricted Shares shall be increased proportionately and the Threshold Price under Section 6b shall be decreased proportionately.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse stock split or otherwise) the number of shares of Company Stock then outstanding into a lesser number of shares of Company Stock, then the number of Restricted Shares shall be decreased proportionately and the Threshold Price under Section 6b shall be increased proportionately.

(iii) Whenever the number of Restricted Shares and the Threshold Price are required to be adjusted as provided in this Subsection 12b, the Company shall promptly prepare, and deliver to you, a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Threshold Price after giving effect to the adjustments.

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(iv) Adjustments under Subsections 12b(i) and (ii) shall be made by the Company, and its reasonable determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued on account of any such adjustments.

c. The issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to the Award or the Threshold Price.

13. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to this Agreement on all certificates or other evidence of ownership representing shares issued with respect to this Award.

14. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary. Termination of your employment relationship with the Company shall have no effect on your rights under this Agreement.

15. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

16. No Guarantee of Value. Neither the Company nor the Board guarantee the Company Stock from loss or depreciation.

17. Tax Advice, Section 83(b) Election. You understand and acknowledge that you should consult and have consulted with your tax advisor regarding the tax consequences of this Agreement and the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. You confirm that you have consulted with your own tax advisor regarding the tax consequences of this Agreement (and related transactions) and that you will not make any election under section 83(b) of the Code with respect to any portion of the Award.

18. Notices. All notices required or permitted under this Agreement must be in writing and either personally delivered or sent by mail or recognized national or international courier service with confirming phone call or e-mail. Notices are delivered for purposes of this Agreement on the date on which it is actually received by the person to whom it is properly addressed or, if earlier seven business days after the date it is sent by United States mail or by recognized national or international courier.

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19. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

20. Transfer, Assignment, Successors. Prior to the expiration of Forfeiture Restrictions on Restricted Shares such Restricted Shares may not be transferred. You may not assign your rights under this Agreement except by will and the laws of descent and distribution. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

21. Entire Agreement, Severability. This Agreement and the Piggyback Registration Rights Agreement of even date are the entire agreement between you and the Company with respect to the Award and the Restricted Shares issued under this Agreement. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

23. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law.

24. Consent to Jurisdiction and Venue. You hereby consent and agree that any disposition arising under this Agreement shall be submitted to a court having jurisdiction and located in Travis County, Texas and each party submits to the jurisdiction of such courts. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction and venue as an inconvenient forum.

25. Amendment. This Agreement may only be amended by a writing signed by both you and the Company.

26. Definitions. As used in this Agreement the terms below have the meaning indicated.

(i) “Board” means the Company’s Board of Directors.

(ii) “Change in Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its purpose is solely to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

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(iii) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, an entity, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(vi) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(vii) “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

[ADD closing, sig blocks and notice addresses (including phone and e-mail to confirm notices as required for notices delivered by mail or courier under Section 18.]

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ANNEX D

Piggyback Registration Rights Agreement

This is the Piggyback Registration Rights Agreement (this “Agreement”) dated [Effective Date of Merger]________, 2014 by and between PEN, Inc., a Delaware corporation (the “Company”) and Zvi Yaniv, an individual (together with his heirs “Holder”). Terms used with initial capital letters are used as defined in Section 7 of this Agreement.

Background

Holder is acquiring on the date of this Agreement 6,800,000 shares of restricted Company Common Stock (the “Holder Stock”) under a Restricted Stock Agreement of even date with this Agreement (the “Restricted Stock Agreement”). The Company is granting Holder certain rights to register Holder Stock that are no longer subject to risk of forfeiture when the Company is registering shares with the Securities Exchange Commission (“SEC”).

Agreement

Yaniv and the Company agree:

1. Registration Rights.

(a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (excluding registrations on Forms S-4 or S-8) and the registration form to be used may be used for the registration of Qualifying Shares, whether a sale for the Company’s own account or for selling security holders (a “Piggyback Registration”), the Company will give written notice to the Holders’ Representative prior to the filing of the registration statement of the Company’s intention to effect such a registration and, subject to Section 1(b) below, will include in such registration all Qualifying Shares with respect to which the Company has received written request for inclusion for Holder within 10 days after the sending of the Company's notice.

(b) Priority. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, securities the Company is required to register under agreements entered into in 2013 (or earlier) that are not subject to cutback, and (iii) third, Qualifying Shares requested to be included either by Holder or other Company securities requested to be included by other holders that have registration rights which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

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(c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering will be made by the Company, in its sole and absolute discretion.

(d) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 1(a) and before the effective date of the registration statement filed in connection with such registration, the Company determines, for any reason, not to register such securities, the Company will give written notice of its determination to the Holder’s Representative and will promptly return any materials provided by the Holders to the Company in connection with such registration.

2. Holdback Agreements.

(a) No Participating Holder will make any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the Applicable Period (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. If requested by the Company, each Participating Holder agrees to execute customary lock-up agreements with the managing underwriter(s) of an underwritten offering with a duration not to exceed the Applicable Period in such form as agreed to by the Holders. The “Applicable Period” will begin ten days before and continue for 180 days following the effective date of the registration statement for the first public offering of the Company's equity securities after the date of this Agreement and will begin ten days before and continue for 90 days following the effective date of the registration statement for any other underwritten public offering of the Company's equity securities, subject to extension as required by FINRA rules. If requested by the underwriter(s), each Participating Holder will reconfirm this commitment in writing prior to any such offering.

(b) The Company will not make any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Applicable Period (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

3. Registration Procedures.

(a) The Company will use commercially reasonable efforts to effect the registration and the sale of all Qualifying Shares in accordance with the requirements of Section 1 and the Company will:

(i) prepare and file with the Securities and Exchange Commission a registration statement with respect to the Qualifying Shares that are to be included in the offering and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

(ii) prepare and file with the Securities and Exchange Commission such amendments and supplements or take such other action to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as will terminate when all of the securities covered by such registration statement during such period have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but, in any event, not before the expiration of any longer period required under the Securities Act, or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Qualifying Shares by an underwriter or dealer), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

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(iii) furnish to the Participating Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Participating Holders may reasonably request in order to facilitate the disposition of the Qualifying Shares included in the registration statement;

(iv) use commercially reasonable efforts to register or qualify such Participating Holders’ Qualifying Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Qualifying Shares owned by the Participating Holders, except that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(v) unless the Company has suspended the offering under Section 3(b), notify the Holders’ Representative, at any time when a prospectus relating to any Qualifying Shares is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of the Holders’ Representative, the Company will prepare and furnish to the Participating Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Qualifying Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi) use commercially reasonable efforts to cause Qualifying Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Qualifying Shares; and

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(vii) cooperate with the Participating Holders and each underwriter or agent participating in the disposition of Qualifying Shares and their respective counsel in connection with any filings required to be made with the FINRA.

(b) At any time, if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission, then, upon written notice to the Holder’s Representative and until the Holders receive copies of the supplemented or amended prospectus, such period not to exceed 60 days (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the Holders each hereby agree not to offer or sell any Qualifying Shares pursuant to such registration statement during the Suspension Period). If the Company exercises its right to delay or suspend the use or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective will be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the Holders, which will not be unreasonably withheld. If so directed by the Company, the Holders will (i) not offer to sell any Qualifying Shares pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) use commercially reasonable efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Participating Holders' possession, of the prospectus relating to Qualifying Shares current at the time of receipt of such notice

4. Registration Expenses. All expenses incident to the filing of any Piggyback Registration and to the Company's performance of or compliance with this Agreement (all such expenses being herein called “Registration Expenses”) will be borne or paid by the Company, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, and all independent certified public accountants, underwriters (excluding discounts and commissions), and other Persons retained by the Company, including, without limitation, the Company's internal expenses (e.g., salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if none are so listed, on a securities exchange. The Company will not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sale of the Qualifying Shares.

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5. Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Participating Holders, severally and not jointly, their respective officers, directors, members, agents, and employees and each Person who controls the Holders (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this Section 5 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Holders and each such director, officer, member, agent and employee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; except that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by a Participating Holder or other indemnified party expressly for use therein or by any Participating Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holders with a sufficient number of copies of the same.

(b) In connection with any registration statement in which the Participating Holders are participating, each Participating Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will, severally and not jointly, indemnify and hold harmless the Company, and its directors, officers, members, agents, and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, together with reasonable costs and expenses (including reasonable attorneys’ fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (except that the failure to give prompt notice will not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

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(c) The indemnifying party will not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable to, or is insufficient to hold harmless, an indemnified party under the provisions above in respect to any losses, claims, damages, or liabilities referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder and any other sellers participating in the registration statement on the other hand in connection with the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder and any other sellers participating in the registration statement on the other hand will be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by or relating to the Company or whether it relates to information supplied by or relating to the Holder or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The Company and the Participating Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding paragraph will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnification and contribution by any such party provided for under this Agreement will be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, employee or controlling Person of such indemnified party and will survive the transfer of securities.

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6. Participation in Underwritten Registrations.

(a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); except that a Participating Holder will not be required to sell more than the number of Qualifying Shares that the Participating Holder has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the initiation of a Suspension Period, such Person will forthwith discontinue the disposition of its Qualifying Shares pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus.

7. Definitions.

“Board” means the board of directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

“Holder” means Zvi Yaniv and/or his heirs or personal representatives.

“Holders’ Representative” means the person designated from time to time by the Participating Holders or, as to a particular registration statement, the person designated by those Participating Holders. The Company will only recognize one Holders’ Representative at any time. Until the Company is notified otherwise, the Holders Representative is Yaniv.

“Participating Holder” means any Holder who has elected to have Qualified Shares included in any registration under this Agreement.

“Person” means an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

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“Qualifying Shares” means any of the Holder Stock with respect to which all forfeiture restrictions have expired in accordance with the applicable Restricted Stock Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

“Suspension Period” has the meaning set forth in Section 3(b).

8. Miscellaneous.

(a) Amendment and Waiver. No modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by the parties. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement is the complete agreement and understanding among the parties related to the subject matter hereof.

(d) Successors and Assigns. Neither party may assign this Agreement without the consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts and delivered via facsimile or attachment to electronic mail, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument.

(f) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; except that the parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced (without posting a bond or other security) by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

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(g) Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder will be in writing and will be deemed given (i) on the date established by the sender as having been delivered personally, (ii) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, or (iii) on the seventh day after the date mailed return receipt requested, postage prepaid with a confirming e-mail or phone call made when the notice is sent. Such communications, to be valid, must be addressed as follows:

If to the Holders, to:

_________________________

_________________________

_________________________

If to the Company, to:

PEN, Inc.

9 Diamond Drive

Key West, FL 33040

Attn: Jeanne Rickert, General Counsel

With a copy to:

Laura Anthony, Esq.

Legal & Compliance LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above will control.

(h) Governing Law. This Agreement will be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York.

(i) Consent to Jurisdiction. Each party irrevocably submits to the jurisdiction of (i) the State of New York, and (ii) the United States District Court for the Eastern District of New York, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action either in the United States District Court for the Eastern District of New York or, if such action may not be brought in such court for jurisdictional reasons, in the state courts of the State of New York. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above will be effective service of process for any action in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 8(i). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in New York, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

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(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period will automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

PEN Inc.
By: ______________________
Scott E Rickert, Chief Executive Officer

Zvi Yaniv

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